Exhibit 99.1

NEWS RELEASE
For Release: Tuesday, July 21, 2015, 3:05pm Central Time	Contact: Vascular Solutions, Inc.
James Hennen, CFO
JHennen@vasc.com
(763) 656-4352
Phil Nalbone, VP
PNalbone@vasc.com
(763) 656-4371

VASCULAR SOLUTIONS REPORTS SECOND QUARTER RESULTS

-	Revenue increased 22% to $37.6 million, exceeding the top end of guidance
-	Adjusted EPS increased 38% to $0.29, exceeding the top end of guidance; GAAP EPS of $0.21
-	Raising 2015 revenue guidance to $145-$147 million, representing an increase of 16% at the midpoint
-	Raising 2015 adjusted EPS guidance to $1.00-$1.04

MINNEAPOLIS, Minnesota – Vascular Solutions, Inc. (Nasdaq: VASC) today reported financial results for the second quarter ended June 30, 2015.

Worldwide revenue increased 22% from the second quarter of 2014 to $37.6 million, which exceeded the company’s revenue guidance range of $35.5 million to $36.5 million and set a new quarterly revenue record. U.S. revenue increased 14% to $28.7 million, while international revenue increased 60% to $8.9 million.

“We are very pleased to report another quarter of superior financial results for Vascular Solutions,” commented Howard Root, Chief Executive Officer of Vascular Solutions. “Our progress continues to be driven by the excellent clinical performance of our products and by the solid execution by our employees and international distributor team. In the second quarter, we once again delivered above-market revenue growth across multiple product lines, both domestically and in international markets. As we maintain our strategic focus on offering multiple clinically-relevant products that meet unique physician needs often ignored in our vascular markets, we expect 2015 to mark our 12th consecutive year of double-digit percentage growth in product sales. Longer term, we have a full pipeline of new product opportunities, including our RePlas™ freeze-dried plasma development project with the U.S. Army, and our strong cash flow and balance sheet position us well to take advantage of numerous potential opportunities for distribution agreements and tuck-in acquisitions. All of these factors combined continue to make us very upbeat about our long-term outlook.”

Gross margin was 66.3% in the second quarter compared to 66.5% in the second quarter of 2014. The modest decline in gross margin resulted from the substantial growth in international revenue through the company’s independent distributor network. Vascular Solutions expects gross margin for the full year to be between 66.8% and 67.3%, subject to variations in product and geographic mix.

Excluding expenses associated with the Short Kit litigation, adjusted operating earnings in the second quarter were $7.9 million, representing an adjusted operating margin of 21.1%. On a GAAP basis, operating earnings in the most recent second quarter were $5.6 million, representing an operating margin of 15.0%, compared to $5.0 million, or 16.4%, in the year-ago second quarter. The company incurred $2.3 million in legal expenses associated with the Short Kit litigation in the most recent second quarter, compared with $700,000 in Short Kit legal expenses in the second quarter of 2014.

On an adjusted basis, earnings per diluted share (EPS) in the second quarter was $0.29, which exceeded the company’s adjusted EPS guidance range of $0.25 to $0.27. On a GAAP basis, second quarter EPS was $0.21 in 2015, an increase of 17% compared to $0.18 in the year-ago second quarter.

Second Quarter Revenue by Product Line

During the second quarter of 2015, the following eight product lines represented 80% of Vascular Solutions’ worldwide revenue and grew by 24% on a year-over-year basis:

		Second Quarter Revenue ($ in 000s)
Product Line	Primary Market	2015	2014	% Increase (Decrease)
GuideLiner® catheters	Interventional cardiology	$12,272	$7,764	58%
Pronto® extraction catheters	Interventional cardiology	3,724	4,622	(19%)
Reprocessing	Vein practices	3,048	2,031	50%
Micro-introducer kits	Interventional radiology	2,986	2,544	17%
Hemostatic patches	Interventional cardiology	2,949	3,152	(6%)
Radial access products	Interventional cardiology	1,873	1,466	28%
Langston® catheter	Interventional cardiology	1,689	1,229	37%
D-Stat® Flowable	Electrophysiology	1,483	1,389	7%
Top 8 products		$30,024	$24,197	24%
Total revenue		$37,550	$30,677	22%

Second quarter GuideLiner sales grew by 58% over the second quarter of 2014, with U.S. sales growing by 19% and international sales increasing by 147%. “During the second quarter, our Japanese distribution partner Japan Lifeline continued to be very successful in broadening their launch of GuideLiner throughout Japan, including integrating our V3 version into their launch,” Mr. Root commented. “But even excluding this outstanding contribution from Japan, our international GuideLiner sales grew by 40% and our worldwide GuideLiner sales grew by 25%. Now in its sixth year on the market, our assessment of GuideLiner’s opportunity continues to grow as we have expanded the product’s clinical and geographic reach, and an increasing number of physicians are recognizing the GuideLiner’s important clinical benefits while growing the number of complex interventional procedures they perform.”

Second quarter sales of Pronto were $3.7 million, representing a decline of 19% from the second quarter of 2014. “The market for extraction catheters is mature, with numerous competitors and significant price erosion,” Mr. Root said. “Our Pronto catheters have distinct design features and clinical benefits which make them a leader in this market, but we are realistic in our assessment of this market and are managing our Pronto product line with the expectation that we will continue to see declining sales.”

Second quarter revenue from the company’s reprocessing of radiofrequency vein catheters was $3.0 million, up 50% from the second quarter of 2014. “During the second quarter, our VSI sales team and our reprocessing partner Northeast Scientific performed exceptionally well in improving our execution and the efficiency of the reprocessing service, which is reflected in our renewed revenue growth,” commented Mr. Root.  “We view the radiofrequency vein catheter reprocessing service as a $15-$20 million potential annual revenue opportunity, and after three years on the market we are moving toward those levels.”

Second quarter sales of micro-introducer kits grew by 17% over the second quarter of 2014 to just under $3.0 million. “Vascular Solutions sells a wide variety of micro-introducer kits and in recent years has focused on transitioning to internal manufacturing, cost reductions, and product line expansion,” commented Mr. Root.  “This strategy has worked very well, resulting in the combination of lower prices for our customers and increased gross margins and higher market share for Vascular Solutions.”

Second quarter sales of hemostatic patches, primarily D-Stat Dry, were just under $3.0 million, representing a decline of 6% from the second quarter of 2014. “The U.S. market for hemostatic patches is very price-sensitive and continues to shift away from the femoral artery toward radial artery access,” Mr. Root said. “Our thrombin-based patch products are a leader in the mature market for femoral patches, but these products long-ago stopped being a growth driver for us, and we are now managing their decline while focusing our growth on our newer products that address the rapidly-growing radial artery access market in the U.S.”

During the second quarter, sales of products used in radial artery access catheterizations totaled $1.9 million, an increase of 28% from the second quarter of 2014. “Several years ago Vascular Solutions was early in identifying radial artery access as a substantial U.S. market opportunity and started developing and assembling a portfolio of products that now are resulting in substantial sales growth,” Mr. Root said.  “This strategy is still early in its growth phase, and we expect substantial increases in sales of our radial artery access products over the next several years.”

Sales of the Langston dual lumen catheter increased 37% during the second quarter to $1.7 million. “Langston is a one-of-a-kind device that allows cardiologists to take simultaneous pressure measurements on both sides of the aortic valve to accurately assess the degree of stenosis,” Mr. Root said. “With the growth in percutaneous aortic valve replacement procedures, our Langston continues to benefit from an expanding market while it continues to demonstrate impressive clinical utility.”

Second quarter sales of D-Stat Flowable, a thrombin-based hemostat used to control bleeding in the pectoral pockets created in pacemaker and ICD implants, were $1.5 million, an increase of 7% from the second quarter of 2014. “We launched D-Stat Flowable back in 2002 and the growth phase of this product has long-since passed,” commented Mr. Root.  “But D-Stat Flowable continues to generate material revenue and provides a unique clinical benefit to the electrophysiology market.”

Financial Guidance

For the full year 2015, Vascular Solutions is raising its guidance for net revenue to a range of $145 million to $147 million. The mid-point of this range represents an increase of nearly 16% from net revenue of $126.1 million in 2014. The company’s previous net revenue guidance range for 2015 was $140 million to $144 million.

Vascular Solutions is also raising its adjusted earnings guidance for the full year 2015 to a range of $1.00 to $1.04 per share. Previously, the company’s 2015 adjusted EPS guidance was $0.93-$0.97. Included in the company’s revised 2015 earnings guidance are $4.4 million in non-cash stock-based compensation, $1.6 million in amortization of intangibles, between $1.5 million and $1.7 million for the U.S. medical device excise tax, and an assumed 36% tax rate. As previously disclosed, Vascular Solutions is providing 2015 earnings guidance on an adjusted basis excluding the expenses to be incurred in connection with the Short Kit litigation.

For the third quarter of 2015, Vascular Solutions is providing guidance for net revenue of between $36.0 million and $37.0 million, which at the mid-point represents growth of more than 14% from $31.9 million in the third quarter of 2014. The company is providing adjusted net earnings guidance for the third quarter of 2015 of between $0.24 and $0.26 per fully diluted share. The company’s adjusted net earnings guidance for the third quarter of 2015 includes $1.0 million in non-cash stock-based compensation, $400,000 in amortization of intangibles, $400,000 for the U.S. medical device excise tax, and an assumed 36% effective income tax rate.

Cash Flow and Balance Sheet Highlights

Vascular Solutions ended the second quarter of 2015 with $35.8 million in cash and cash equivalents, compared to $34.2 million in cash and cash equivalents at March 31, 2015. During the second quarter, the company generated $3.4 million in cash from operations and used $2.6 million for capital expenditures related to building improvements and the purchase of manufacturing, computer, and research and development equipment. The company has no long-term debt.

Conference Call & Webcast Information

Vascular Solutions will host a live webcast starting at 3:30 p.m., Central Time today to discuss the information contained in this press release.  The live web cast may be accessed on the investor relations portion of the company’s web site at www.vasc.com.  An audio replay of the call will be available until Tuesday, July 28, 2015, by dialing 888-203-1112 and entering conference ID# 3323588.  A recording of the call will also be archived on the Company’s web site, www.vasc.com, until Tuesday, July 28, 2015. During the conference call the Company may answer one or more questions concerning business and financial developments and trends, the Company’s view on earnings forecasts and new product development and financial matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

VASCULAR SOLUTIONS, INC.
CONDENSED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue:
Product revenue	$37,398	$30,606	$71,839	$60,451
License, royalty and collaboration revenue	152	71	322	133
Total revenue	37,550	30,677	72,161	60,584

Product costs and operating expenses:
Cost of goods sold	12,660	10,283	23,956	19,867
Collaboration expenses	46	20	100	31
Research and development	4,202	3,228	8,270	6,518
Clinical and regulatory	1,605	1,275	3,086	2,575
Sales and marketing	8,461	7,344	17,193	15,080
General and administrative	4,129	2,731	8,907	5,590
Medical device excise taxes	395	353	770	698
Amortization of purchased technology and intangibles	404	412	808	823
Operating earnings	5,648	5,031	9,071	9,402

Other earnings (expense)	14	(1)	42	1
Earnings before income taxes	5,662	5,030	9,113	9,403

Income tax expense	(1,935)	(1,825)	(3,179)	(3,400)
Net earnings	$3,727	$3,205	$5,934	$6,003

Net earnings per share - basic	$0.22	$0.19	$0.35	$0.36
Weighted average shares used in calculating - basic	17,018	16,807	16,995	16,761
Net earnings per share - diluted	$0.21	$0.18	$0.33	$0.34
Weighted average shares used in calculating - diluted	17,996	17,589	17,946	17,585

VASCULAR SOLUTIONS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	June 30, 2015 (unaudited)	December 31, 2014 (note)
ASSETS
Current assets:
Cash and cash equivalents	$35,839	$36,461
Accounts receivable, net	19,881	17,105
Inventories	20,002	15,908
Prepaid expenses and other	4,784	5,231
Current portion of deferred tax assets	4,050	3,681
Total current assets	84,556	78,386
Property, plant and equipment, net	31,438	25,665
Goodwill	10,081	10,259
Intangible assets, net	9,269	10,164
Deferred tax assets, net of current portion	1,329	2,894
Total assets	$136,673	$127,368

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Total current liabilities	$15,368	$13,023

Long-term deferred revenue, net of current portion	99	202
Long-term deferred tax liabilities	817	803
Total long-term liabilities	916	1,005

Shareholders’ equity:
Total shareholders’ equity	120,389	113,340
Total liabilities and shareholders’ equity	$136,673	$127,368

Note: Derived from the audited financial statements at that date.

VASCULAR SOLUTIONS, INC.
NON-GAAP ADJUSTED EARNINGS RECONCILIATION
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP operating earnings	$5,648	$5,031	$9,071	$9,402

Legal expenses incurred in Short Kit litigation (a)	$2,270	$686	$4,703	$1,202

Non-GAAP adjusted operating earnings	$7,918	$5,717	$13,774	$10,604

GAAP net earnings per share - diluted	$0.21	$0.18	$0.33	$0.34

Legal expenses incurred in Short Kit litigation, per share (b)	$0.08	$0.03	$0.17	$0.05

Non-GAAP adjusted net earnings per share - diluted	$0.29	$0.21	$0.50	$0.39

VASCULAR SOLUTIONS, INC.
NON-GAAP ADJUSTED EARNINGS GUIDANCE RECONCILIATION
(unaudited)

	Three Months Ending September 30, 2015	Twelve Months Ending December 31, 2015
Projected GAAP net earnings per share - diluted	$0.17 to $0.19	$0.69 to $0.73

Projected legal expenses incurred in Short Kit litigation (b)	$0.07	$0.31

Projected non-GAAP adjusted net earnings per share - diluted	$0.24 to $0.26	$1.00 to $1.04

(a)	Consisting of legal expenses incurred in connection with the Short Kit litigation. See the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other recent filings with the Securities and Exchange Commission for details.
(b)	Consisting of legal expenses, net of taxes, incurred or expected to be incurred in connection with the Short Kit litigation.

About Vascular Solutions

Vascular Solutions, Inc. is an innovative medical device company that focuses on developing unique clinical solutions for coronary and peripheral vascular procedures. The company’s product line consists of more than 90 products and services that are sold to interventional cardiologists, interventional radiologists, electrophysiologists and vein specialists through its direct U.S. sales force and international independent distributor network.

All listed trademarks are the property of Vascular Solutions, Inc.

Safe Harbor for Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. Those statements include expectations about our future revenues, product line revenues, gross margin, operating profitability and margin, earnings per share, non-cash stock-based compensation, amortization of intangibles, medical device excise taxes, income tax rate, and legal expenses  related to the Short Kit litigation. Our actual results could differ materially from those anticipated in these forward-looking statements. Important factors that may cause such differences include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 and other recent filings with the Securities and Exchange Commission. The risks and uncertainties include, without limitation, risks associated with the need for adoption of our new products, defense of criminal litigation, exposure to potential shareholder litigation, exposure to intellectual property claims and litigation, significant variability in quarterly results, exposure to possible product liability claims, doing business in international markets, the development of new products by others, our reliance on the development of new products and services, constraints or interruptions in production from key suppliers, breaches or other failures of information technology and communications systems, the availability of third party reimbursement, and actions by government regulatory agencies.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we are providing non-GAAP adjusted operating earnings and non-GAAP adjusted earnings per share – diluted for the three and six months ended June 30, 2014 and 2015 and non-GAAP financial guidance for the quarter ending September 30, 2015 and the full-year ending December 31, 2015, in each case adjusted for the effects of legal fees incurred or expected to be incurred in connection with the Short Kit litigation. We believe that the non-GAAP financial measures presented provide meaningful insight to investors by adjusting for unpredictable events that vary in frequency and magnitude and allowing investors to evaluate our financial performance without the effects of these events. We use non-GAAP financial measures to assess our operating performance and to compare results between periods. We also use non-GAAP financial measures in determining achievement levels under corporate objectives for incentive compensation. The method we use to produce non-GAAP adjusted operating earnings and non-GAAP adjusted earnings per share is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP measures should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as supplemental information in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, the non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP measures to the comparable GAAP measures, which is attached to this release.

For further information, connect to www.vasc.com.
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